UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed as an amendment (“Amendment No. 2”) to the Current Report on Form 8-K filed by MSCI Inc. (the “Company”) under Item 5.02 on December 18, 2013 (the “8-K”) and Amendment No.1 to the 8-K filed on January 24, 2014 regarding the retirement of Mr. David C. Brierwood, its Chief Operating Officer, effective February 14, 2014. This Amendment No. 2 is being filed to provide additional information with respect to the payment of his 2013 annual variable performance-based compensation in connection with his retirement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 22, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved Mr. Brierwood’s 2013 annual variable performance-based compensation, payable fully in cash on or about February 7, 2014. In prior years, the Company has paid annual variable performance-based compensation to Mr. Brierwood in the form of an annual cash bonus and an annual equity bonus. The amount of Mr. Brierwood’s 2013 annual variable performance-based compensation will be reported in the Company’s 2014 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

By:	/s/ Robert Qutub
Name:	Robert Qutub
Title:	Chief Financial Officer

Date: January 28, 2014